Exhibit 99.1

          SECURED DIGITAL APPLICATIONS, INC. SIGNS LETTER OF INTENT TO
                  ACQUIRE 55% EQUITY INTEREST IN INNOSPECTIVE


NEW YORK - (BUSINESS WIRE) December 15, 2004 - Secured Digital Applications, Inc. (OTCBB: SDGL) www.digitalapps.net today announced that it has signed a binding Letter of Intent to acquire a 55% equity interest in Innospective Sdn Bhd, a systems integration firm specializing in the design, development and implementation of wireless applications and electronic solutions, for $252,631.00. The transaction is expected to close in February 2005 and is subject to completion of due diligence to the satisfaction of SDGL and signing of a definitive agreement.


The acquisition will be funded through internally generated funds. Innospective's founder, Ivan K.V. Sam, will continue to head the operations of Innospective.


"If the acquisition is completed, Innospective will complement SDGL by integrating biometrics into vehicle immobilizer system and other value-added security applications," said Patrick Lim, SDGL's Chairman and CEO. "This will assist SDGL in developing SmartHome applications and integration of biometrics into SmartHome applications. Additionally, this will allow SDGL to piggyback on Innospective's network to expand SDGL's business into other South East Asian countries."

About Innospective

Innospective is a systems integration firm specializing in the design, development and implementation of wireless applications and electronic solutions. Innospective provides its clients a total product development solution covering the following areas from conceptualization to final product: design selection, application development, printed circuit board design, production support, testing and measurement service, regulatory approval consulting, and technical support for final products.

Innospective's business activities include providing turnkey solutions for wireless communications, controls and security, home and office automation, development of personal digital assistants, automatic vehicle locating systems and vehicle immobilizer systems; and supply, installation and commissioning of testing and measurement equipment. In addition, Innospective provides technical design consulting services and technical training services.


About Secured Digital Applications:

Secured Digital Applications, Inc. (formerly known as Digital Broadband Networks, Inc.) and its subsidiaries (the Group) are involved in the development, integration and provision of secured shipping and supply chain management service, sale of biometrics security systems, development of Web based interactive multimedia content. The Group is also involved in systems integration, servicing of computers, the sale of the EyStar SmartHome Console, broadband modems, IP cameras Apple computers and peripherals. For more information, please visit www.digitalapps.net, www.eystar.com and www.gallant-it.com.my.

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Safe Harbor Statement:

Information contained herein contains forward-looking statements and information that are based upon beliefs of, and information currently available to, management, as well as estimates and assumptions made by management. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes", "expects", "is expected", "intends", "may", "will", "should", "anticipates", "plans" or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from historical results or from any future results expressed or implied in such forward-looking statements. Secured Digital Applications, Inc. does not undertake to update, revise or correct any forward-looking statements. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts. For more complete information concerning factors which could affect the Company's results, reference is made to the Company's registration statements, reports and other documents filed with the Securities and Exchange Commission. Investors should carefully consider the preceding information before making an investment in the common stock of the Company.


L.G. Zangani, LLC provides financial public relations service to the Company, As such L.G. Zangani, LLC and/or its officers, agents and employees, receives remuneration for public relations and or other services in the form of moneys, capital stock in the Company, warrants or options to purchase capital in the Company.

Contact

Valerie Looi
Secured Digital Applications, Inc.
Phone: 011 (603) 7955 4582
e-mail: valerie.looi@digitalapps.net

Leonardo Zangani
LG Zangani LLC
Phone: (908) 788 9660
e-mail: leonardo@zangani.com